Exhibit 6(a)(6)

                Fifth Amendment to Investment Advisory Agreement

                FIFTH AMENDMENT TO INVESTMENT ADVISORY AGREEMENT
                ------------------------------------------------

         THIS AMENDMENT made by and between The Phoenix Edge Series Fund, a Massachusetts business trust having a place of business located at 101 Munson Street, Greenfield, Massachusetts (the "Fund") and Phoenix Investment Counsel, Inc., a Massachusetts corporation having a place of business located at 56 Prospect Street, Hartford, Connecticut (the "Adviser").

                                    RECITALS

         The parties mutually desire to amend the Agreement as follows:

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties do hereby agree to amend the Agreement as follows:

1. Schedule C to the Agreement is hereby deleted in its entirety and Schedule C attached hereto substituted in its place.

2. Except as expressly amended hereby, all provisions of the Agreement remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meaning as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

3. This Amendment shall become effective on the date first accepted by the Adviser which date is set forth on the signature page hereof.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized officers or other representatives as of this 12th day of August, 2003.

                                         THE PHOENIX EDGE SERIES FUND


                                         By: /s/ Sue Ann Collins
                                            ------------------------------------
                                         Name:    Sue Ann Collins
                                         Title:   President


PHOENIX INVESTMENT COUNSEL, INC.

By:/s/ Robert S. Driessen
   -----------------------------
Name:    Robert S. Driessen
Title:   Vice President


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                                            FEE SCHEDULE

                             SERIES                                INVESTMENT ADVISORY FEES

                                                            First              Next             Over
                                                         $250 million      $250 million     $500 million
Phoenix-Goodwin Multi-Sector Short Term Bond Series         0.50%              0.45%           0.40%